
                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)

                                       OF

                           MORTON INTERNATIONAL, INC.
                                       TO

                            MORTON ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF

                             ROHM AND HAAS COMPANY

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach EquiServe (the "Depositary") prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase described below). Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                                   EQUISERVE

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
           By Mail:                        By Hand:                 By Federal Express or
                                                                        other Courier:
          EquiServe                       EquiServe                       EquiServe
      Corporate Actions           c/o Securities Transfer &           Corporate Actions
          Suite 4660               Reporting Services Inc.                Suite 4680
        P.O. Box 2569              Attn: Corporate Actions        14 Wall Street, 18th Floor
  Jersey City, NJ 07303-2569     100 William Street, Galleria         New York, NY 10005
                                      New York, NY 10038
   Facsimile Transmission:                                         Telephone to Confirm Fax
      (201) 222-4720 or                                                 (201) 222-4707
        (201) 222-4721

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

    The undersigned hereby tenders to Morton Acquisition Corp. (formerly known as Gershwin Acquisition Corp.), an Indiana corporation and a wholly owned subsidiary of Rohm and Haas Company, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated February 5, 1999 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares set forth below of common stock, par value $1.00 per share (the "Shares"), of Morton International, Inc., an Indiana corporation (the "Company"), and the associated preferred share purchase rights (the "Rights") pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. Unless the context otherwise requires, references therein to "Shares" shall be deemed to include the associated Rights.

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

Signature(s) ------------------------------------    Address(es) -------------------------------------
---------------------------------------------------  ---------------------------------------------------
Name(s) of Record Holder(s) -----------------        ZIP CODE
---------------------------------------------------  Area Code and Tel. No.(s) ---------------------
PLEASE PRINT OR TYPE
---------------------------------------------------  (Check box if Shares will be tendered by
Number of Shares ------------------------------      book-entry transfer: [ ])
Certificate No.(s) (If Available)                    Account Number -------------------------------
---------------------------------------------------
Dated                                      , 1999
      ------------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof)or, in the case of Shares held in book-entry form through the Company's Shareholder Services Program, a Letter of Transmittal (or a facsimile thereof), in each case, properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange, Inc. trading days after the date hereof.

------------------------------------------    ------------------------------------------
               Name of Firm                              Authorized Signature
                                              Name
------------------------------------------    ------------------------------------------
                 Address                                 Please Print or Type
                                              Title
------------------------------------------    ------------------------------------------
                 Zip Code
                                                        Dated --------- , 1999
------------------------------------------
          Area Code and Tel. No.

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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